Exhibit 99.1

Corporate Headquarters
40W267 Keslinger Road
For Immediate Release		PO Box 393

For Details Contact:		LaFox, IL 60147-0393
Ed Richardson	David J. DeNeve	USA
Chairman and Chief Executive Officer	Senior Vice President and	Phone: (630) 208-2200
Richardson Electronics, Ltd.	Chief Financial Officer	Fax: (630) 208-2550
Phone: (630) 208-2340	Richardson Electronics, Ltd.
E-mail: info@rell.com

Richardson Electronics, Ltd. Announces NASDAQ Grants Financial Statement Filing Extension

LaFox, IL, Wednesday, July 5, 2006: Richardson Electronics, Ltd. (NASDAQ: RELL) announced that the NASDAQ Listing Qualifications Panel, subject to certain conditions, has granted the Company an extension of time until September 5, 2006 in which to file its Form 10-Q for the quarter ended March 4, 2006 and all required restated and other financial statements for prior periods, and to otherwise meet all necessary listing standards of The NASDAQ National Market.

This release includes certain “forward-looking” statements as defined by the SEC. Statements in this press release regarding the Company’s business which are not historical facts represent “forward-looking statements” that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see the risk factors described under “Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995” in the Company’s annual report on Form 10-K. The Company assumes no responsibility to update the forward-looking statements in this release as a result of new information, future events, or otherwise.

About Richardson Electronics

Richardson Electronics, Ltd. is a global provider of “Engineered Solutions,” serving the RF, Wireless & Power Conversion; Electron Device; Security; and Display Systems markets. The Company delivers engineered solutions for its customers’ needs through product manufacturing, systems integration, prototype design and manufacture, testing and logistics. Press announcements and other information about Richardson are available on the World Wide Web at http://www.rell.com/investor.asp.